UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2009

Beverly National Corporation

(Exact name of registrant as specified in charter)

Massachusetts	33-22224-B	04-2832201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 Cabot Street, Beverly, Massachusetts	01915
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (978) 922-2100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Form 8-K, Current Report

Beverly National Corporation

Section 5.	Corporate Governance and Management

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 26, 2009, Beverly National Bank (the “Bank”), the wholly-owned banking subsidiary of Beverly National Corporation (“Beverly”), entered into Notification of Termination and Separation Agreements (the “Separation Agreements”) with Michael O. Gilles, Senior Executive Vice President, Chief Financial Officer, Chief Operating Officer and Treasurer of Beverly and Senior Executive Vice President, Chief Operating Officer and Chief Financial Officer of the Bank, and John R. Putney, Vice President of Beverly and Executive Vice President and Senior Loan Officer of the Bank (together, the “Executive Officers”).

The Separation Agreements were entered in connection with the proposed merger (the “Merger”) of Beverly with and into Danvers Bancorp, Inc. (“Danvers”) pursuant to the Agreement and Plan of Merger, dated as of June 16, 2009, which is expected to close on October 30, 2009. The Separation Agreements gave notice under Mr. Gilles’ and Mr. Putney’s Employment Agreements dated August 29, 2005 and October 6, 2003, respectively (the “Employment Agreements”), that their employment was being terminated effective October 30, 2009 and October 29, 2009, respectively, without cause (as defined in the Employment Agreements). The purpose of the Separation Agreements is to provide the Executive Officers certain severance pay benefits to which they would not otherwise be entitled under their Employment Agreements and Change in Control Agreements dated August 29, 2005 and October 6, 2003, respectively, in exchange for their agreement to release the Bank from any claims that they may have.

The Separation Agreements provide that the Bank will pay the Executive Officers a severance benefit within seven days of the effective date of the Separation Agreements in lieu of any severance benefit payable under the Employment Agreements. The severance benefit is $443,367 in the case of Mr. Gilles and $404,376 in the case of Mr. Putney. Health and dental benefits cease upon termination of employment. The Executive Officers may elect to continue to receive benefits pursuant to COBRA, in which case the Bank will pay 75% of the cost of health insurance and 100% of the cost of dental insurance for the Executive Officers and their COBRA qualified beneficiaries for the first six months after termination. Any option held by an Executive Officer will be assumed by Danvers in the Merger and any shares of restricted stock will become 100% vested immediately prior to the Merger.

The Executive Officers agreed to release the Bank from any claims they may have against it, keep confidential certain information, return all property of the Bank in their possession and for a period of one year not disparage or criticize the Bank or Danvers, cooperate with the Bank and Danvers by making themselves available to respond to reasonable requests for assistance or information and not to employ, attempt to employ, recruit or solicit any employee of the Bank or Danvers to leave their employment with the Bank or Danvers.

This description of the Separation Agreements is qualified in its entirety by reference to the Separation Agreements filed as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.

Section 9. Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

10.1 Notification of Termination and Separation Agreement between Beverly National Bank and Michael O. Gilles dated October 26, 2009.

10.2 Notification of Termination and Separation Agreement between Beverly National Bank and John R. Putney dated October 26, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: October 30, 2009	BEVERLY NATIONAL CORPORATION

	By:	/S/ DONAT A. FOURNIER
Donat A. Fournier
President and Chief Executive Officer